Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of December 18, 2014 (the “Agreement”), by and among Kindred Healthcare, Inc., a Delaware corporation (the “Company”), Kindred Escrow Corp. II, a Delaware corporation (the “Escrow Issuer”), Wells Fargo Bank, National Association, as trustee under the Indenture (as defined below) (the “Trustee”), Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) and Wells Fargo Bank, National Association, as securities intermediary (the “Intermediary”).

This Agreement is being entered into in connection with (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 9, 2014, by and among the Company, Kindred Healthcare Development 2, Inc., a Delaware corporation and 100% owned subsidiary of the Company (“Merger Sub”) and Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), (ii) the Purchase Agreement (the “Purchase Agreement”), dated December 11, 2014, among the Company, the Kindred subsidiary guarantors named therein, the Escrow Issuer and Citigroup Global Markets Inc. as the representative (the “Representative”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), and (iii) the Indenture, dated as of the date hereof (as amended or supplemented from time to time, the “Indenture”), by and between the Escrow Issuer and the Trustee governing the Escrow Issuer’s 8.00% Senior Notes due 2020 (“Notes”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Definitions. Capitalized terms, used but not defined herein, shall have the respective meanings specified in the Indenture or the Purchase Agreement, as applicable. A copy of the Purchase Agreement shall be provided to the Escrow Agent for the sole and limited purpose of reference to defined terms.

Section 2. Appointment and Jurisdiction of Escrow Agent.

(a) The Escrow Issuer, the Company and the Trustee hereby appoint Wells Fargo Bank, National Association, as the escrow agent and securities intermediary hereunder in accordance with the terms and conditions set forth herein, and Wells Fargo Bank, National Association, as escrow agent, hereby accepts such appointment. The Escrow Issuer, the Company, the Intermediary, the Trustee and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Intermediary is the State of New York for purposes of the New York UCC (as defined below), including Section 8-110 thereof.

Section 3. The Escrowed Property.

(a) On the date hereof (the “Closing Date”), pursuant to Section 2 of the Purchase Agreement, the Initial Purchasers, at the direction and on behalf of the Escrow Issuer, are obligated to deposit in cash with the Escrow Agent $750,000,000, representing the gross proceeds from the offering of the Notes (the “Proceeds”).

(b) The Company shall deposit in cash or Eligible Escrow Investments with the Escrow Agent on the Closing Date, $12,500,000.00 (the “Initial Deposit” and together with any Extended Deposit and any Final Deposit, each as hereinafter defined, the “Interest Deposit”), representing, when taken together with the amount of the Proceeds, an amount sufficient to pay 100% of the issue price of the Notes, plus the amount of all regularly scheduled interest and accreted discount, if any, on the Notes from the Closing Date to but not including the Business Day following March 2, 2015 (the “Initial Outside Date”).

(c) If, at any time on or prior to 2:00 p.m. (New York City time) of the second Business Day prior to the Initial Outside Date, the Escrow Issuer and the Company deliver a notice (the “Initial Extension Election”) substantially in the form of Exhibit A to the Trustee and the Escrow Agent to extend the Initial Outside Date to a date that is not later than April 1, 2015 (the “Extended Outside Date”), and concurrently with such notice the Company deposits an amount in cash or Eligible Escrow Investments sufficient (the “Extended Deposit”), when taken together with the amount of other Escrowed Property (as hereinafter defined), to pay 100% of the issue price of the Notes, plus all regularly scheduled interest and original issue discount, if any, that would accrue on the Notes from the Closing Date to but not including the Business Day following such Extended Outside Date, the Initial Outside Date shall be extended to the Extended Outside Date. In the event Escrow Issuer and the Company deliver an Initial Extension Election, the Company agrees to report the extension on a Form 8-K promptly following such delivery and to specify therein the Extended Outside Date.

(d) If, at any time on or prior to 2:00 p.m. (New York City time) of the second Business Day prior to the Extended Outside Date, the Escrow Issuer and the Company deliver a notice (the “Final Extension Election”) substantially in the form of Exhibit A to the Trustee and the Escrow Agent to extend the Extended Outside Date to a date that is not later than May 1, 2015 (the “Final Outside Date”), and concurrently with such notice the Company deposits an amount in cash or Eligible Escrow Investments sufficient (the “Final Deposit”), when taken together with the amount of other Escrowed Property (as hereinafter defined), to pay 100% of the issue price of the Notes, plus all regularly scheduled interest and original issue discount, if any, that would accrue on the Notes from the Closing Date to but not including May 4, 2015, the Business Day following such Final Outside Date, the Extended Outside Date shall be extended to the Final Outside Date. In the event the Escrow Issuer delivers a Final Extension Election, the Company agrees to report the extension on a Form 8-K promptly following such delivery and to specify therein the Final Outside Date.

(e) The deposits made pursuant to subsections (a), (b), (c) and (d) are collectively referred to herein as the “Escrowed Property.” The last to occur of the Initial Outside Date, Extended Outside Date or Final Outside Date, as applicable, shall be referred to herein as the “Escrow End Date.” References herein to “Special Mandatory Redemption Price” shall mean 100% of the issue price of the Notes, plus all regularly scheduled interest and original issue discount, if any, that would accrue on the Notes from the Closing Date through, but not including, the Business Day following the Escrow End Date. References herein to “Excess Escrowed Property” shall mean the excess, if any, of the Escrowed Property over the Special Mandatory Redemption Price.

The Escrow Agent shall have no duty to solicit the Escrowed Property. The Escrow Issuer and the Company certify that the Escrowed Property shall be satisfactory for such purposes pursuant to the Indenture, and shall notify the Escrow Agent in writing at or prior to the transfer of the Escrowed Property to the Escrow Account. The Escrow Agent shall have no liability for any Escrowed Property, or for interest thereon, that remains unclaimed and/or is returned if such written notification is not given.

(f) (i) Escrowed Property shall be held in the following account established and maintained with the Intermediary (together with any successor account or accounts, the “Escrow Account”), with wire instructions as follows:

Wire Instructions:
Name of Bank:	Wells Fargo Bank, N.A
City/State of Bank:	San Francisco, CA
ABA Number of Bank:	121000248
Name of Account:	Corporate Trust Clearing Account
Account Number at Bank:	1038377
Reference:	Kindred Escrow Corp. II – 2020 Escrow
Attn:	Greg Clarke 312.845.4385

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Subject to and in accordance with the provisions hereof, the Escrow Agent agrees to hold the Escrowed Property in the Escrow Account, and the Intermediary agrees that the Escrow Account constitutes a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “New York UCC”)).

The Escrow Account will be established and maintained with the Intermediary in the name of the Escrow Agent, as escrow agent on behalf of the Escrow Issuer and the Trustee. The Escrow Agent shall administer the Escrow Account in accordance with the provisions of this Agreement, including, without limitation, holding in escrow, investing and reinvesting, and releasing or distributing the Escrowed Property.

(ii) As security for the due and punctual payment of all amounts that may be payable from time to time and the due and punctual performance of all other obligations outstanding under the Indenture and the Notes, now or hereafter arising, each of the Escrow Issuer and the Company hereby pledges, assigns and grants to the Trustee, for the benefit of itself and the holders of the Notes, a security interest in all of their respective rights, titles and interests in, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Escrow Issuer or the Company, in (1) the Escrow Account, (2) the Escrowed Property, (3) all “financial assets” (as defined in Section 8-102(a)(9) of the New York UCC) credited thereto, (4) all Investment Property (as defined Article 9 of the New York UCC) credited thereto, (5) all proceeds of the foregoing, (6) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and (7) any General Intangibles (as defined in the New York UCC) at any time evidencing or relating to any of the foregoing (all of the foregoing in (1) – (7), the “Escrow Collateral”), to secure the prompt and complete payment and performance by the Escrow Issuer of the Special Mandatory Redemption Price on the Business Day following the Escrow Termination Date (the “Secured Obligations”). The Trustee shall have all of the rights and remedies of a secured party under the New York UCC with respect to the Escrow Collateral securing the Secured Obligations. For the avoidance of doubt, the Trustee (in its capacity as such) shall be considered a designee of the Escrow Agent (in its capacity as such) in connection with the pledge pursuant to this paragraph. The security interest of the Trustee granted pursuant hereto shall at all times be valid, perfected and enforceable as a first priority security interest. The Escrow Issuer agrees to take all steps necessary to maintain the security interest created by this Agreement as a perfected first-priority security interest. Without limiting the generality of the foregoing, the Escrow Issuer hereby authorizes the Trustee to file one or more UCC financing statements (including amendments thereto and continuations thereof) in such jurisdictions and filing offices and containing such description of Escrow Collateral as may be reasonably necessary in order to perfect the security interest granted herein, and the Escrow Issuer agrees to file or to cause to be filed all such UCC financing statements in such jurisdictions and filing offices and containing such description of Escrow Collateral as is necessary in order to perfect the security interest granted herein; provided that the Trustee and the Escrow Agent shall have no obligation to file or monitor the filing of UCC financing statements. The Escrow Issuer represents and warrants that as of the date hereof its legal name is that set forth on the signature pages hereof and it is duly formed and validly existing as a limited liability company or a corporation under the laws of the State of Delaware

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and is not organized under the laws of any other jurisdiction, and the Escrow Issuer hereby agrees that it will not change its legal name or jurisdiction of organization without giving the Trustee and the Initial Purchasers not less than five (5) Business Days’ prior written notice thereof and without preparing and filing, at Escrow Issuer’s expense, all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect (or to maintain the perfection of) the security interest in the Escrow Collateral in each office necessary for such purpose.

(iii) Prior to release from the Escrow Account, all Escrowed Property shall either be (a) held as a U.S. Dollar deposit balance or (b) invested in Eligible Escrow Investments (as defined below) specified in writing to the Escrow Agent by an Authorized Officer of the Company, and in each case, shall be credited to the Escrow Account. The Intermediary hereby agrees that the Eligible Escrow Investments and any investment property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated) credited to the Escrow Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC. For purposes of this Agreement, “Eligible Escrow Investments” means (i) short-term securities, in all cases maturing no later than the Escrow End Date, that are (A) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deductions from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of these securities or the specific payment of principal of or interest on these securities evidenced by such depository receipt and (ii) securities representing an interest or interests in money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act as investing exclusively in direct obligations of the United States of America. If at any time the Intermediary receives any entitlement order (as such term is defined in Section 8-102(a)(8) of the New York UCC) with respect to any financial asset credited to an Escrow Account from the Trustee, the Intermediary shall comply with such entitlement order without further consent of the Escrow Issuer, the Company, the Escrow Agent or any other person. The Trustee hereby agrees with the Escrow Issuer, the Escrow Agent and the Company that neither the Company nor the Escrow Issuer shall give any entitlement orders, except to the extent provided in Sections 4(a) and 5(a) below. The Trustee agrees, solely for the benefit of the Escrow Issuer and the Company, that it will not give any entitlement order to the Intermediary except on the written directions of the majority of the holders of the Notes, it being understood that the Intermediary shall have no responsibility whatsoever to determine whether such directions have been provided to the Trustee.

(iv) Upon the release of any Escrowed Property pursuant to Section 5 hereof, the security interest of the Trustee for the benefit of the holders of the Notes shall automatically terminate without any further action and the Escrowed Property shall be delivered to the recipient entitled thereto free and clear of any and all liens, claims or encumbrances of any person, including, without limitation, the Escrow Agent, the Trustee and the holders of the Notes.

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Section 4. Investment of the Escrowed Property; Income Tax Reporting.

(a) During the term of this Agreement and prior to delivery by the Trustee of a notice to the Escrow Agent stating that an Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture, the Escrow Agent shall, at the initial written direction, in the form of Exhibit F, of one of the authorized representatives of the Company identified on Schedule I hereto (each, an “Authorized Person”), instruct the Intermediary to invest and reinvest the Escrowed Property in the Eligible Escrow Investments.

(b) The Escrow Agent shall have no obligation to invest or reinvest the Escrowed Property if deposited with the Escrow Agent after 10:00 a.m. local time in the City of New York on such day of deposit until the next Business Day. Instructions received after 11:00 a.m. local time in the City of New York will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses, fee, tax, penalty or other charge resulting from the investment, reinvestment or liquidation of the Escrowed Property. Any interest or other income received on such investment and reinvestment of the Escrowed Property shall become part of the Escrowed Property and any losses incurred on such investment and reinvestment of the Escrowed Property shall be debited against the Escrowed Property. The Escrow Issuer and the Company shall be, jointly and severally, responsible for any and all differences between the amount of Escrowed Property released pursuant to Section 5 and the Special Mandatory Redemption Price. If a selection is not made and a written direction not given to the Escrow Agent, the Escrowed Property shall remain uninvested with no liability for interest thereon. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrowed Property pursuant to Section 5 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (A) serving as investment adviser, administrator, shareholder servicing agent, custodian or subcustodian with respect to certain of the investments, (B) using affiliates to effect transactions in certain investments and (C) effecting transactions in investments. Following delivery by the Trustee of a notice to the Escrow Agent stating that an Event of Default (as defined in the Indenture) has occurred and is continuing, the Escrow Agent shall hold the Escrowed Property on deposit in the Escrow Account without investment. The Escrow Agent shall be under no duty to afford the Escrowed Property any greater degree of care than it gives similar escrowed property.

(c) (i) The parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrowed Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Escrow Issuer, whether or not such income was disbursed during such calendar year.

(ii) Prior to the date hereof, the Escrow Issuer and the Company shall provide the Escrow Agent with certified tax identification numbers by furnishing Internal Revenue Service Form W-9 and such other forms and documents that the Escrow Agent may reasonably request. The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrowed Property.

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(iii) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Property, the Escrow Agent shall satisfy such liability to the extent possible from Excess Escrowed Property, if any. The Escrow Issuer and the Company, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 4(c)(iii) is in addition to the indemnification provided in Section 8 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

Section 5. Distribution of Escrowed Property. The Escrow Agent is directed to distribute the Escrowed Property in the following manner:

(a) if at any time on or prior to the Escrow End Date, the Escrow Agent receives an officers’ certificate no later than 11:00 a.m. (New York City time) from the Escrow Issuer substantially in the form of Exhibit B, dated as of the date the Escrowed Property is to be released (the “Escrow Release Date”) pursuant to the Release Notice (as defined below), executed by an Authorized Person of each of the Company and the Escrow Issuer and certifying to the Escrow Agent as to the matters set forth therein (an “Officers’ Certificate”), and a written notice substantially in the form of Exhibit C, executed by an Authorized Person of the Escrow Issuer (a “Release Notice”), the Escrow Agent shall, provided that the Release Notice is received by 2:00 p.m. local time in the City of New York on the prior Business Day, release the Escrowed Property as directed and in the manner set forth in the Release Notice and the Officers’ Certificate from the Company and the Escrow Issuer; or

(b) if (A) the Escrow Agent shall not have received an Officers’ Certificate pursuant to Section 5(a) on or prior to the Escrow End Date, (B) the Escrow Issuer and the Company shall have notified the Escrow Agent in writing in the form of an Officers’ Certificate (which may be a Release Notice) that (x) the Company will not pursue the consummation of the Acquisition (as defined in the Indenture) or (y) the Merger Agreement shall have been amended, modified or waived in a manner that would be materially adverse to the holders of the Notes or (C) the Trustee has received a request of the holders of a majority in principal amount of the Notes then outstanding following any declaration of the acceleration of the Notes under Section 6.02(d) of the Indenture that has not been rescinded, and the Trustee shall have delivered to the Escrow Agent a notice in the form of Exhibit D hereto on the first Business Day following its receipt of such request (each of the events described in the foregoing clauses (A), (B) and (C), a “Special Mandatory Redemption Event”), the Escrow Agent shall, without the requirement of notice to or action by the Escrow Issuer, the Trustee or any other person, release the Escrowed Property (including any investment earnings) to the Trustee on such date pursuant to the wire and delivery instructions provided on Schedule II hereto (the date of such release, the “Escrow Termination Date”).

(c) The Escrow Issuer and the Company shall deliver the Officers’ Certificate (or the Release Notice, as applicable) pursuant to Section 5(b)(B) no later than the Business Day immediately following the date of the Company’s determination referenced therein.

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(d) Following the release of the Escrowed Property in connection with a Special Mandatory Redemption Event, any Excess Escrowed Property in excess of any expenses payable under the Indenture or hereunder in connection therewith, shall be returned by the Escrow Agent to the Escrow Issuer.

(e) (i) The Escrow Agent shall confirm each fund’s transfer instruction received in the name of any party designated in a Release Notice delivered in accordance with Section 5(a) by means of the security procedure selected by such party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit E attached hereto (a “Security Procedures Certificate”), which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement. Once delivered to the Escrow Agent, the Security Procedures Certificate may be revised or rescinded only by a writing signed by an authorized representative of such party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Security Procedures Certificate or a rescission of an existing Security Procedures Exhibit is delivered to the Escrow Agent by an entity that is a successor-in-interest to the original party thereto, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of such party under this Escrow Agreement.

(ii) Each of the parties hereto understands that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 6. Termination. This Agreement shall terminate upon the distribution of all Escrowed Property from the account established hereunder, including any interest and investment earnings thereon, and this Agreement shall be of no further force and effect except as provided in the immediately following sentence. The provisions of Sections 4(c), 7, 8 and 9 hereof shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 7. Duties of the Escrow Agent.

(a) Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party hereto or any other person under this Agreement. The Escrow Agent will not be responsible or liable for the failure of any party hereto to perform in accordance with this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Agreement to any other agreement, instrument, or document are for the convenience of the parties hereto, and the Escrow Agent has no duties or obligations with respect thereto. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.

(b) Attorneys and Agents. The Escrow Agent may consult with counsel of its selection, including its in-house counsel, with respect to any questions relating to its duties and responsibilities and shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken in good faith

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by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 8(d) for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties hereunder either directly or by or through its agents, representatives, attorneys, custodians, and/or nominees and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent, representative, attorney, custodian or nominee appointed with due care by it hereunder.

(c) Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in good faith in accordance with the direction or consent of the parties hereto or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any signature, endorsement, assignment, instruction, notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Agreement, each of the Escrow Issuer and the Company shall deliver to the Escrow Agent authorized signers’ forms in the form of Schedule I to this Agreement.

(d) Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

(e) No Financial Obligation. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement, unless it shall have been furnished with indemnity and/or security satisfactory to it.

(f) The Escrow Agent shall have no liability under the provisions of any agreement other than this Agreement.

Section 8. Provisions Concerning the Escrow Agent.

(a) Indemnification. The Escrow Issuer and the Company, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to the Escrow Agent’s appointment as Escrow Agent hereunder, this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage, claim or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 8(a) shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

(b) Limitation of Liability. The Escrow Agent shall not be liable, directly or indirectly, for any (A) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have directly resulted from the Escrow Agent’s gross negligence or willful misconduct, or (B) special, indirect, punitive or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

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(c) Resignation or Removal. The Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by furnishing written notice of its resignation to the Escrow Issuer, the Company and the Trustee, which notice shall specify the date when such resignation shall take effect, and the Escrow Issuer, the Company and the Trustee may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Within seven Business Days after giving the notice of removal to the Escrow Agent or receiving the notice of resignation from the Escrow Agent, in each case pursuant to this Section 8(c), the Escrow Issuer and the Company shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such seven Business Day period, the Escrow Agent may, in its sole discretion, apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, the Escrow Issuer and the Company. Such resignation or removal, as the case may be, shall be effective upon the appointment of a successor, and the retiring Escrow Agent shall transmit all records pertaining to the Escrowed Property and shall pay all Escrowed Property to the successor escrow agent, after making copies of record the Escrow Agent deems advisable and, solely to the extent of Excess Escrowed Property, if any, after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees and expenses) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. Upon delivery of such Escrowed Property to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

(d) Compensation. The Escrow Agent shall be entitled to compensation for its services as separately agreed upon with the Company, which compensation shall be paid by the Company. The Company agrees to pay such compensation and to reimburse the Escrow Agent for the out-of-pocket expenses (including, without limitation, attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within 30 days of the date due, the Escrow Agent in its sole discretion may charge the Company interest on such amount in accordance with its customary billing policies, which amount may not exceed the highest rate permitted by applicable law. The Escrow Agent may, in its sole discretion, withhold from any distribution of Excess Escrowed Property, if any, an amount equal to any unpaid fees and expenses to which the Escrow Agent is entitled hereunder and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from Excess Escrowed Property, if any. The provisions of this section shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

(e) Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrowed Property until the Escrow Agent (A) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrowed Property, in which event the Escrow Agent shall be authorized to disburse the Escrowed Property in accordance with such final court order, arbitration decision, or agreement, (B) receives a written agreement executed by the Escrow Issuer, the

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Company and the Trustee, in which event the Escrow Agent shall be authorized to disburse the Escrowed Property in accordance the instructions of the Escrow Issuer, the Company and the Trustee, or (C) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrowed Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action; provided that notwithstanding the foregoing, the Escrow Agent shall release the Escrowed Property in accordance with Section 5 hereof; provided further that, notwithstanding the foregoing, the Trustee shall at all times have the right to instruct the Intermediary pursuant to Section 3(f)(iii) hereof with respect to the Escrow Account and the other Escrow Collateral credited thereto. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent. The Escrow Agent shall be entitled to act on any agreement, court order or arbitration decision without further question, inquiry or consent. The Escrow Agent shall have no liability to the Escrow Issuer or the Company or any other person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrowed Property or any delay in or with respect to any other action required or requested of Escrow Agent.

(f) Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its escrow or corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(g) Attachment of Escrowed Property; Compliance with Legal Orders. In the event that any Escrowed Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(h) Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation acts of God, earthquakes, fire, flood, wars, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services, accidents, nuclear catastrophes, labor disputes, acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

10

Section 9. Miscellaneous.

(a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof. All prior and contemporaneous negotiations and agreements between the parties on the matter contained in this Agreement are expressly merged into and superseded by this Agreement.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws (other than Section 5-1401 of the General Obligations Law).

(c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail, return receipt requested, directed to such person at such person’s address for purposes of notices hereunder. The Company, the Escrow Issuer, the Trustee and the Escrow Agent further agree that the Escrow Agent has the right to interplead all of the assets held hereunder into a court of competent jurisdiction pursuant to Section 8(e) hereto in order to determine the rights of any person claiming any interest herein. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(d) All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (A) personally, (B) by facsimile transmission with written confirmation of receipt, (C) by overnight delivery with a reputable national overnight delivery service, or (D) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

If to the Company:

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, KY 40202

Facsimile: (502) 596-4075

Email: joseph.landenwich@kindred.com

Attention: General Counsel and Treasurer

11

If to the Escrow Issuer:

Kindred Escrow Corp. II

c/o Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, KY 40202

Facsimile: (502) 596-4075

Email: joseph.landenwich@kindred.com

Attention: General Counsel and Treasurer

If to the Trustee, the Escrow Agent or the Intermediary:

Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, NY 10017

Facsimile: (866) 297-2015

Email: Julius.R.Zamora@wellsfargo.com

Attention: Julius R. Zamora, Corporate Trust Services

(e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

(f) Except as otherwise specifically provided for in this Section 9(f), this Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. Any such assignment made without such consent shall be null and void for all purposes. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. The Escrow Agent may assign or transfer its rights under this Agreement to any of its affiliates without the prior written consent of any party hereto, provided that the Escrow Agent shall notify the Escrow Issuer and the Company in writing of such assignment or transfer promptly following the effectiveness thereof. For purposes of this Section, “affiliate” means any person that directly or indirectly controls, or is under common control with, or is controlled by, the Escrow Agent, provided that “control” (including its correlative meanings – “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of partnership or other ownership interests, by contract or otherwise). Except as expressly provided herein, no person other than the holders of the Notes shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto and the holders of the Notes, and (subject to the provisions of this Section 9(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person other than the holders of the Notes.

(g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the Company, the Escrow Issuer, the Trustee and the Escrow Agent. This Agreement may not be modified orally or by electronic mail (other than in PDF format).

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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(j) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy. A waiver by any party to this Agreement of any condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in one or more instances, shall not be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

(k) Each of the parties hereto hereby represents and warrants (A) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (B) that the execution, delivery and performance of this Agreement by such party does not and will not violate any law or regulation applicable to it.

(l) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(m) For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banking institutions in New York, New York or the cities in which the corporate trust offices of the Trustee or Escrow Agent are located (currently in Chicago, Illinois and Minneapolis, Minnesota) are authorized or required by law to close.

(n) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by an Authorized Person of each of the Company and the Escrow Issuer designated on Schedule I attached hereto and made a part hereof, which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

(o) This Agreement has been accepted, executed and delivered by the Trustee in its capacity as Trustee under and pursuant to the terms of the Indenture. The Trustee shall be entitled to all rights, privileges, immunities and protections set forth in the Indenture in the acceptance, execution, delivery and performance of this Agreement as though fully set forth herein.

(p) The parties hereto are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the appropriate state. The Escrow Agent shall have no liability to the Escrow Issuer or the Company, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrowed Property be subject to escheat.

(q) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Escrow Agent, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Escrow Agent. The parties to this Agreement agree that they will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGE FOLLOWS]

13

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KINDRED HEALTHCARE, INC.

By:	/s/ Joseph L. Landenwich
Name: Joseph L. Landenwich
Title: Co-General Counsel and Corporate Secretary

KINDRED ESCROW CORP. II

By:	/s/ Joseph L. Landenwich
Name: Joseph L. Landenwich
Title: Co-General Counsel and Corporate Secretary

[2020 ESCROW AGREEMENT SIGNATURE PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee under the Indenture

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Intermediary

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

[2020 ESCROW AGREEMENT SIGNATURE PAGE]

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

EXHIBIT A

Notice of Extension of Escrow End Date

NOTICE IS HEREBY GIVEN THAT pursuant to Section 3[(c)][(d)] of the Escrow Agreement, dated as of December 18, 2014 (the “Escrow Agreement”), by and among Kindred Healthcare, Inc., a Delaware corporation (the “Company”), Kindred Escrow Corp. II, a Delaware corporation (the “Escrow Issuer”), Wells Fargo Bank, National Association, as trustee, Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), and Wells Fargo Bank, National Association, as bank and securities intermediary, as of the date hereof the Escrow Issuer hereby elects to extend the [Initial Outside Date][Extended Outside Date] such that the effective “Escrow End Date” for purposes of the Escrow Agreement shall be as set forth below. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).

The Escrow Issuer and Company hereby certify to the Escrow Agent through the undersigned officers that (i) they are extending the [Initial][Extended] Outside Date in accordance with Section 3 of the Escrow Agreement, (ii) that the Company has made [an Extended Deposit][a Final Deposit] in the amount set forth below has been deposited in cash with the Escrow Agent and (iii) that, based on the amount of Escrowed Property on deposit with the Escrow Agent as of the date hereof, the amount deposited in cash with the Escrow Agent as set forth below satisfies the requirements set forth in Section 3 of the Escrow Agreement.

Prior to Notice:

[Initial][Extended] Outside Date:

Effective upon Notice:

Escrow End Date (as [Extended][Final] Outside Date):

[Extended][Final] Deposit:

Other Escrowed Property on Deposit:

Total Escrowed Property on Deposit:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A-1

IN WITNESS WHEREOF, each of the Company and the Escrow Issuer, through the undersigned officers, has signed this notice this              day of                     , 2015.

KINDRED HEALTHCARE INC.

By:
Name:
Title:

KINDRED ESCROW CORP. II

By:
Name:
Title:

Exhibit A-2

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

EXHIBIT B

Officers’ Certificate

Kindred Healthcare, Inc.

Kindred Escrow Corp. II

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of December 18, 2014 (the “Escrow Agreement”), by and among Kindred Healthcare, Inc., a Delaware corporation (the “Company”), Kindred Escrow Corp. II, a Delaware corporation (the “Escrow Issuer”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), and Wells Fargo Bank, National Association, as bank and securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).

Each of the Company and the Escrow Issuer hereby certifies to the Escrow Agent through the undersigned officers that on the date hereof, substantially concurrently with the release of the Escrowed Property:

(1) the Acquisition contemplated by the Merger Agreement shall be consummated in all material respects in accordance with the terms and conditions of the Merger Agreement as in effect on the Issue Date, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the holders of the Notes; and

(2) Escrow Issuer has been, or concurrently with the release of the Escrowed Property shall be, merged with and into the Company and the Company has assumed, or concurrently with the release of the Escrowed Property from the Escrow Account shall assume, all of the obligations of the Escrow Issuer under the Notes and the Indenture and (i) the Company and the Guarantors (as defined in the Purchase Agreement) have by supplemental indenture effective upon the date of release of the Escrowed Property from the Escrow Account, become, or substantially concurrently with such release shall become, parties to the Indenture and (ii) the Company and the Guarantors have by Joinder Agreement to the Registration Rights Agreement (as defined in the Purchase Agreement) effective upon the date of release of the Escrowed Property from the Escrow Account, become, or substantially concurrently with such release shall become, parties to the Registration Rights Agreement.

Pursuant to the Escrow Agreement, the Company and the Escrow Issuer hereby authorize and instruct the release by the Escrow Agent of the Escrowed Property as promptly as practicable following the receipt of this certificate but in no event later than [insert time][a.m.][p.m.] (New York City time) on [insert date].1

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Time of release to be no earlier than an hour after the time of delivery of the Officer’s Certificate pursuant to Section 5(a).

Exhibit B-1

IN WITNESS WHEREOF, each of the Company and the Escrow Issuer, through the undersigned officers, has signed this officers’ certificate this              day of                     , 2015.

KINDRED HEALTHCARE, INC.

By:
Name:
Title:

KINDRED ESCROW CORP. II

By:
Name:
Title:

Exhibit B-2

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

EXHIBIT C

Release Notice

This certificate is being delivered pursuant to Section 5 of the Escrow Agreement, dated as of December 18, 2014 (the “Escrow Agreement”), by and among Kindred Healthcare, Inc., a Delaware corporation (the “Company”), Kindred Escrow Corp. II, a Delaware corporation (the “Escrow Issuer”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) and Wells Fargo Bank, National Association, as bank and securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).

Pursuant to the Escrow Agreement, the Escrow Issuer and the Company hereby authorize the release by the Escrow Agent of the Escrowed Property in the aggregate amount of:

[Choose one of the following as applicable:]

[Purpose A – Choose if a release pursuant to Section 5(a)]

(i) $11,250,000 to Citigroup Global Markets Inc., for itself and on behalf of the Initial Purchasers, pursuant to the Initial Purchasers’ Wire Instructions on Schedule I attached hereto or as otherwise directed by Citigroup Global Markets Inc. in its capacity as Representative of the Initial Purchasers in connection with the offering of the Notes.

(ii) $             (representing the remaining balance of Escrowed Property in the Escrow Account(s) after the release in step 1 above) payable to the Company pursuant to the wire instructions on Schedule I attached hereto.

[Purpose B – Choose if a Special Mandatory Redemption is triggered and Escrowed Property is to be distributed pursuant to Section 5(b)]

$            , representing 100% of the Escrowed Property to the Trustee pursuant to the wire and delivery instructions provided on Schedule II of the Escrow Agreement.

The Escrow Agent is hereby notified that [Choose one of the following as applicable:][the Company will not pursue the consummation of the Acquisition][the Merger Agreement has been amended, modified or waived in a manner that is materially adverse to the holders of the Notes], and this Release Notice shall constitute upon delivery a Special Mandatory Redemption Event pursuant to Section 5(b) of the Escrow Agreement.

Exhibit C-1

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this              day of                     , 2015.

KINDRED HEALTHCARE, INC.

By:
Name:
Title:

KINDRED ESCROW CORP. II

By:
Name:
Title:

Exhibit C-2

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

Schedule I to Exhibit C

1. Initial Purchasers’ Wire Instructions

Bank Name:	Citibank N.A.
ABA:	021 000 089
Account Name:	Citigroup Global Markets Inc.
Account #:	38493429
For Further Credit:	Syndicate Account
For Further Credit A/C #:	002-89109-1-7
Reference:	Kindred Escrow Corp. II – CUSIPs: 49457Q AA5 (144A); U4946Y AA9 (Regulation S)
Attn:	Dawn Baldeo / Tom Socci

2. Company Wire Instructions

Name of Bank:	JPMorgan Chase Bank
City/State of Bank:	270 Park Avenue, New York NY 10017
ABA Number of Bank:	021000021
Name of Account:	Kindred Healthcare Operating, Inc.
Account Number at Bank:	323272681

Exhibit C-3

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

EXHIBIT D

FORM OF ENFORCEMENT NOTICE

OF

TRUSTEE

                              , 2015

This certificate is being delivered pursuant to Section 5(b)(C) of the Escrow Agreement, dated as of December 18, 2014 (the “Escrow Agreement”), by and among Kindred Healthcare, Inc., a Delaware corporation (the “Company”), Kindred Escrow Corp. II, a Delaware corporation (the “Escrow Issuer”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), and Wells Fargo Bank, National Association, as bank and securities intermediary. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).

The undersigned hereby certifies that the Notes have been declared accelerated pursuant to Section 6.02 of the Indenture and that the holders of a majority in principal amount of the Notes then outstanding have requested that the Trustee instruct the Escrow Agent to release the Escrowed Property to the Trustee to consummate a Special Redemption in accordance with Section 3.10 of the Indenture.

[Signature page follows]

Exhibit D-1

IN WITNESS WHEREOF, the Trustee, through the undersigned officer, has signed this Enforcement Notice as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee under the Indenture

By:
Name:
Title:

Exhibit D-2

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

EXHIBIT E

SECURITY PROCEDURES CERTIFICATE

[“                    ”] certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Security Procedures Certificate (this “Certificate”) identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of [“                    ”], and that the option checked in Part III of this Certificate is the security procedure selected by [“                    ”] for use in verifying that a funds transfer instruction received by the Escrow Agent is that of [“                    ”].

[“                    ”] has reviewed each of the security procedures and has determined that the option checked in Part III of this Certificate best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Certificate, [“                    ”] acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by [“                    ”].

NOTICE: The security procedure selected by [“                    ”] will not be used to detect errors in the funds transfer instructions given by [“                    ”]. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that [“                    ”] take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions,

and to otherwise act on behalf of [“                    ”]

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Exhibit E-1

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Exhibit E-2

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Certificate.

☐	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☐	Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Certificate. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Certificate. [“ ”] understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. [“ ”] further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☐	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐	Option 3. Delivery of funds transfer instructions by password protected file transfer system only—no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If [“ ”] wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If [“ ”] chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐	Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this          day of                     , 20     .

By
Name:
Title:

Exhibit E-3

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

EXHIBIT F

Agency and Custody Account Direction

For Cash Balances

Wells Fargo Institutional Money Market Account

Direction to use the following Wells Fargo Institutional Money Market Account for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement dated as of December 18th, 2014, by and among Kindred Healthcare, Inc., a Delaware corporation (the “Company”), Kindred Escrow Corp. II, a Delaware corporation (the “Escrow Issuer”), Wells Fargo Bank, National Association, as trustee under the Indenture (as defined below) (the “Trustee”), Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) and Wells Fargo Bank, National Association, as securities intermediary (the “Intermediary”).

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account(s) in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Institutional Money Market Account (IMMA)

I understand that amounts on deposit in the IMMA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

KINDRED HEALTHCARE, INC.

Authorized Representative

[DATE]

Exhibit F-1

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

SCHEDULE I

Authorized Representatives of the Company

Name	Title	Specimen Signature

Stephen Farber	Executive Vice President, Chief Financial Officer

John J. Lucchese	Senior Vice President and Chief Accounting Officer

Mark A. Laemmle	Senior Vice President, Corporate Finance

James T. Flowers	Vice President, Corporate Finance and Treasury

Authorized Representatives of the Escrow Issuer

Name	Title	Specimen Signature

Stephen Farber	Executive Vice President, Chief Financial Officer

Joseph L. Landenwich	Co-General Counsel and Corporate Secretary

James T. Flowers	Vice President, Corporate Finance and Treasury

KINDRED ESCROW CORP. II 2020 NOTES ESCROW

SCHEDULE II

Trustee Wire and Delivery Instructions

Wells Fargo Bank, National Association
ABA No.:	121000248
Account #:	1038377
Account Name:	Corporate Trust Clearing Account
Reference:	KINDRED14S – 2020 Trust Account
Attn:	Greg Clarke 312.845.4385